UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 14, 2005

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement” under the caption “Senior Notes Registration Rights Agreement” and Exhibit 4.2 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 20, 2005, Ventas, Inc. (the “Company”) was formally notified that its obligations under its commercial mortgage backed securitization loan (the “CMBS Loan”) in the original principal amount of $225.0 million had been fully satisfied and that the Loan and Security Agreement dated as of December 12, 2001 (the “CMBS Loan Agreement”) between its wholly owned subsidiary, Ventas Finance I, LLC (“Ventas Finance”), and Merrill Lynch Mortgage Lending, Inc., as lender, relating to the CMBS Loan had been finally terminated. The Company used the net proceeds of its offering of $125.0 million aggregate principal amount of 6 1/2% Senior Notes due 2016 issued on December 9, 2005 (the “Original Notes”), together with borrowings under its revolving credit facility, to repay the CMBS Loan in full prior to its stated maturity of December 9, 2006. In connection with the repayment, the mortgages on 39 skilled nursing facilities owned by Ventas Finance that secured the CMBS Loan are also being released.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

6 1/2% Senior Notes due 2016

On December 20, 2005, a wholly owned operating partnership of the Company, Ventas Realty, Limited Partnership (“Ventas Realty”), and a wholly owned subsidiary, Ventas Capital Corporation (“Ventas Capital” and, together with Ventas Realty, the “Issuers”), issued and sold an additional $75.0 million aggregate principal amount of their 6 1/2% Senior Notes due 2016 (the “Notes”) through a private placement to qualified institutional buyers pursuant to Rule 144A and in offshore transactions pursuant to Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold pursuant to a Purchase Agreement, dated December 9, 2005, by and among the Issuers, the Company and Ventas LP Realty, L.L.C. (collectively, the “Ventas Entities”) and the Initial Purchasers named therein.

The Notes were issued under the Indenture dated as of December 9, 2005 (the “Indenture”) among the Issuers, the Company and certain of its subsidiaries, as guarantors, and U.S. Bank National Association, as trustee. The Issuers previously issued $125.0 million aggregate principal amount of Original Notes under the Indenture on December 9, 2005.

The Notes mature on June 1, 2016. The Notes bear interest at a rate of 6 1/2% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2006. Interest accrues on the Notes from December 9, 2005. The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company and certain of its subsidiaries until certain conditions are met.

The Notes are general unsecured obligations of the Issuers, the Company and the other guarantors, ranking equal in right of payment with such entities’ existing and future senior unsecured indebtedness and ranking senior in right of payment to all of such entities’ existing and future subordinated indebtedness. The Notes will be effectively subordinated to all borrowings and other obligations under the Company’s Third Amended and Restated Credit, Security and Guaranty Agreement, dated as of September 8, 2004 (the “Credit Agreement”), among the Company, as guarantor, Ventas Realty, as borrower, and the lenders identified therein, with respect to the assets securing those obligations. The Notes will also be structurally subordinated to the indebtedness and other obligations of the Company’s subsidiaries that are not guarantors with respect to the assets of those entities.

The Issuers used the net proceeds from the sale of the Notes to repay a portion of the outstanding indebtedness under the Credit Agreement.

The terms of the Notes, summarized below, are governed by the Indenture. The Indenture contains certain covenants that limit the Issuers’ ability and the ability of the Company and its Restricted Subsidiaries (as defined therein) to, among other things: incur debt; incur secured debt; make certain dividend payments, distributions and investments; enter into certain transactions, including transactions with affiliates; restrict dividends or other payments from subsidiaries; merge, consolidate or transfer all or substantially all of their respective assets; and sell assets. Upon the occurrence of certain types of changes of control, the Indenture requires the Issuers to make an offer to repurchase the Notes at 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date, unless certain conditions are met.

The Issuers may redeem the Notes, in whole at any time or in part from time to time, (i) at a redemption price of 100% of the principal amount thereof plus a make-whole premium if the redemption occurs prior to June 1, 2011 and (ii) at redemption prices of 103.250%, 102.167% and 101.083% of the principal amount thereof if the redemption occurs during the respective 12-month periods beginning on June 1 of the years 2011, 2012 and 2013 and at a redemption price of 100% of the principal amount thereof on and after June 1, 2014, in each case, plus any accrued and unpaid interest to the redemption date. In addition, the Issuers may redeem up to 35% of the Notes before June 1, 2009 with net cash proceeds from certain equity offerings at a redemption price of 106.500% of the principal amount of the Notes to be so redeemed, plus any accrued and unpaid interest to the redemption date.

The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

U.S. Bank National Association, the trustee under the Indenture, is also the trustee under each of the indentures relating to the Issuers’ 8 3/4% Senior Notes due 2009, 6 3/4% Senior Notes

due 2010, 9% Senior Notes due 2012, 6 5/8% Senior Notes due 2014 and 7 1/8% Senior Notes due 2015.

The foregoing description of the Notes and the Indenture is qualified by reference in its entirety to the Indenture, a copy of which is incorporated by reference as Exhibit 4.1 hereof and incorporated in this Item 2.03 by reference.

The Notes have not been registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or applicable exemptions from these registration requirements.

Senior Notes Registration Rights Agreement

On December 20, 2005, the Ventas Entities and the Initial Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Ventas Entities agreed to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act relating to the registration of a new series of 6 1/2% Senior Notes due 2016 (the “Exchange Notes”), with terms substantially similar to the Notes, on or prior to the 60th day following December 9, 2005. Upon the effectiveness of the Exchange Offer Registration Statement, the Ventas Entities are required to offer to the holders of Notes who are able to make certain representations (the “Exchange Offer”) the opportunity to exchange their Notes for Exchange Notes. The Ventas Entities are required to use their commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to the 180th day following December 9, 2005. Unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Ventas Entities must commence the Exchange Offer and use their best efforts to issue within 30 business days, or longer if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. If the Exchange Offer is prohibited by applicable law or Commission policy, or is otherwise not consummated within the time period specified above, the Ventas Entities are required to file with the Commission a shelf registration statement (the “Shelf Registration Statement”) to cover resales of the Notes by the holders of those Notes who satisfy certain conditions relating to the provision of information in connection with such Shelf Registration Statement. If so obligated, the Ventas Entities are required to use their best efforts to file the Shelf Registration Statement with the Commission on or prior to the 45th day after such filing obligation arises and to cause such shelf registration to be declared effective by the Commission on or prior to the 180th day after such obligation arises.

If the Ventas Entities fail to satisfy any of the obligations described above on a timely basis, the Ventas Entities are required to pay additional interest on the Notes to the holders of those Notes under certain circumstances. The Ventas Entities must pay additional interest on the Notes if: (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th day following December 9, 2005, (ii) the Commission does not declare the Exchange Offer Registration Statement effective on or prior to the 180th day following December 9, 2005, or (iii) the Exchange Offer is not consummated on or prior to the 30th business day after the date on which the Exchange Offer Registration Statement is declared effective by the Commission.

The foregoing description of the Registration Rights Agreement is qualified by reference in its entirety to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.2 and incorporated in this Item 2.03 by reference.

Item 8.01.	Other Events.

The Company has entered into a transaction with Bank of America, N.A. to reduce the notional amount of its interest rate swap (the “Swap”), effective December 12, 2005, to $100.0 million through June 30, 2008, the expiration date of the Swap. The Company does not expect the transaction to have a material effect on its financial results.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of December 9, 2005, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 13, 2005).

4.2	Registration Rights Agreement, dated as of December 20, 2005, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc. and Ventas LP Realty, L.L.C., as Guarantors, and Banc of America Securities LLC, UBS Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: December 20, 2005	By:	/s/ T. Richard Riney
T. Richard Riney Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of December 9, 2005, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 13, 2005).

4.2	Registration Rights Agreement, dated as of December 20, 2005, by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc. and Ventas LP Realty, L.L.C., as Guarantors, and Banc of America Securities LLC, UBS Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchasers.